EXHIBIT 23


                             ACCOUNTANTS' CONSENT


      We consent to the inclusion of our report, dated April 29, 1999, relating to the combined balance sheet of Client Server Solutions, Inc. and Affiliate as of December 31, 1998 and the related combined statements of income and retained earnings and cash flows for the years ended December 31, 1998 and 1997 of that company, in the amendment to the Current Report on Form 8-K of Cereus Technology Partners, Inc.

January 31, 2000                                         Frazier & Deeter, LLC